Financial Guaranty Insurance Company
125 Park Avenue

New York, New York 10017

(212) 312-3000 (800) 352-0001

Surety Bond

Form 9133
Page 1 of 4

Issuer:                                   Wachovia Asset
Securitization, Inc.                      Policy Number: 03030018
2003-HE2 Trust                            Control Number:  0010001

Insured Obligations:

$400,000,000 in principal amount of Wachovia Asset
Securitization, Inc. Asset-Backed Notes, Series 2003-HE2, Class
A-I-1 (the "Class A-I-1 Notes") $750,000,000 in principal amount of Wachovia Asset Securitization, Inc. Asset-Backed Notes, Series 2003-HE2, Class A-II-1 (the "Class A-II-1 Notes") $100,000,000 in principal amount of Wachovia Asset Securitization, Inc. Asset-Backed Notes, Series 2003-HE2, Class A-II-2 (the "Class A-II-2 Notes" and, with the Class A-II-1 Notes, the "Class A-II Notes).

Indenture Trustee:  U.S. Bank National Association

Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of the right of Financial Guaranty to receive monthly premiums pursuant to the Indenture and the Insurance Agreement referred to therein, and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably agrees to pay each Insured Amount, to the extent set forth in the Indenture (as defined below), to the Indenture Trustee named above or its successor, as trustee for the Holders of the Class A Notes, except as otherwise provided herein with respect to Preference Amounts. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Appendix A to the Indenture as in effect and executed on the date hereof. The Class A-I-1 Notes and the Class A-II Notes are referred to herein collectively as the "Class A Notes."

The term "Deficiency Amount" means, with respect to any Payment Date and the Class A Notes, an amount, if any, equal to the sum of:

     (a) for each of the Class A-I-1 Notes and the Class A-II Notes, the amount, if any, by which the aggregate amount of accrued interest on the Class A-I-1 Notes or the Class A-II Notes, as the case may be ((i) excluding any Relief Act Shortfalls and (ii) net of any Interest Shortfalls and of any amounts payable under the related Yield Maintenance Agreement for that Payment Date) at the applicable Note Rate(s) on such Payment Date exceeds the amount available for interest distributions on such Class or Classes of Notes on that Payment Date (including without limitation, from amounts on deposit in the Note Payment Account, but not including amounts payable under the Policy or the related Yield Maintenance Agreement)); and

     (b) (i) with respect to any Payment Date that is not the Final Payment Date, after taking into account all amounts available under the Indenture (including without limitation, from amounts on deposit in the Note Payment Account, but not including amounts payable under the Policy or the Yield Maintenance Agreements), to reduce the Note Balance of all Class A Notes or to increase the amounts on deposit in the Funding Accounts, the amount by which the Note Balance of all Class A Notes at the close of business on such Payment Date exceeds the sum of the Pool Balance and the amounts on deposit in the Funding Accounts, in each case as of the close of business on the last day of the related Collection Period; or

          (ii) on the Final Payment Date, the aggregate outstanding Note Balance of all Class A Notes to the extent otherwise not paid on that date from amounts available under the Indenture, including without limitation, from amounts on deposit in the Note Payment Account, to pay such amount.

The term "Insured Amount" for any Payment Date means (1) any Deficiency Amount for such Payment Date and (2) any Preference Amount to be paid pursuant to the terms of this Surety Bond on the Payment Date in respect of the Class A-I-1 Notes and/or the Class A-II Notes. Insured Amounts paid in respect of clause (a) in the definition of "Deficiency Amount" above with respect to the Class A-I-1 Notes or the Class A-II Notes are to be distributed as interest on the Class A-I-1 Notes or the Class A-II Notes, as the case may be. Insured Amounts paid in respect of clause (b) in the definition of "Deficiency Amount" above shall be allocated among the Funding Accounts and the Note Balances of the Class A-I-1 Notes and the Class A-II Notes as required by the Indenture.

The term "Final Payment Date" for each Class of the Class A Notes means the Payment Date occurring in June 2033.

Financial Guaranty will pay a Deficiency Amount with respect to the Class A Notes by 12:00 noon (New York City Time) in immediately available funds to the Indenture Trustee on the later of (i) the second Business Day following the Business Day on which Financial Guaranty shall have received Notice that a Deficiency Amount is due in respect of the Class A Notes, and (ii) the Payment Date on which the related Deficiency Amount is payable to the Holders of the Class A Notes pursuant to the Indenture, for disbursement to the Holders of the Class A Notes in the same manner as other payments with respect to the Class A Notes are required to be made. Any Notice received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day.

Upon payment of a Deficiency Amount hereunder, Financial Guaranty shall be fully subrogated to the rights of the Holders of the related Class A Notes to receive the amount so paid and to exercise voting rights and consent and direction rights of the Holders of the related Class A Notes.

Financial Guaranty's obligations with respect to the Class A Notes hereunder with respect to each Payment Date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the Indenture Trustee on behalf of the Holders of the related Class A Notes for payment to such Holders, as provided in the Indenture and herein, whether or not such funds are properly applied by the Indenture Trustee.

If any portion or all of any amount that is insured hereunder that was previously distributed to a holder of Class A Notes is recoverable and recovered from such Holder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount by 12:00 noon on the second Business Day following receipt by Financial Guaranty on a Business Day of (x) a certified copy of the court order requiring the return of the Preference Amount, together with an opinion of counsel satisfactory to Financial Guaranty that the order is final and not subject to appeal (a "Final Order"), (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of the Indenture Trustee and/or such Holder of the Class A Notes relating to or arising under any Class A Notes against the debtor who paid such Preference Amount and constituting an appropriate instrument, in form satisfactory to Financial Guaranty, appointing Financial Guaranty as the agent of the Indenture Trustee and/or such Holder in respect of such Preference Amount, including without limitation in any legal proceeding related to the Preference Amount, and (z) a Notice appropriately completed and executed by the Indenture Trustee or such Holder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Indenture Trustee or Holder of the related Class A Notes directly (unless the Holder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Indenture Trustee for distribution to the Holder upon delivery of proof of such payment reasonably satisfactory to Financial Guaranty). Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Surety Bond in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Class A Notes, prior to the time Financial Guaranty otherwise would have been required to make a payment in respect of such principal, in which case Financial Guaranty shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (x) through (z) of the preceding paragraph that are received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. If any notice received by Financial Guaranty is not in proper form or is otherwise insufficient for the purpose of making a claim under this Surety Bond, it will be deemed not to have been received by Financial Guaranty, and Financial Guaranty will promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended Notice. All payments made by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty's own funds.

This Surety Bond is non-cancelable for any reason, including nonpayment of any premium. The premium on this Surety Bond is not refundable for any reason, including the payment of any Class A Notes prior to their respective maturities. This Surety Bond shall expire and terminate without any action on the part of Financial Guaranty or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the Class A Notes shall have been paid in full and (ii) if any insolvency proceeding with respect to which the Depositor is the debtor has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

A monthly premium shall be due and payable as provided in the Indenture and the Insurance Agreement.

This Surety Bond is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on this Surety Bond shall be the County of New York, State of New York. The insurance provided by this Surety Bond is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

To the fullest extent permitted by applicable law, Financial Guaranty hereby waives, solely for the benefit of Holders of the Class A Notes, all defenses of any kind (including, without limitation, the defense of fraud in inducement or fact, any defense based on any duty claimed to arise from the doctrine of "utmost good faith" or any similar or related doctrine or any other circumstances that would have the effect of discharging a surety, guarantor or any other person in law or in equity) that Financial Guaranty otherwise might have asserted as a defense to its obligation to pay in full any amounts that have become due and payable in accordance with the terms and conditions of this Policy. Nothing in this paragraph, however, shall be deemed to constitute a waiver of any rights, remedies, claims or counterclaims that Financial Guaranty may have with respect to the Issuer or Wachovia, or any of their affiliates, whether acquired by subrogation, assignment or otherwise.

"Notice" means a written notice in the form of Exhibit A to this Surety Bond by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Indenture Trustee to Financial Guaranty specifying the information set forth therein. "Holder" means, as to a particular Class A Note, the person (other than the Issuer, the Seller, the Servicer and their respective Affiliates) who, on the applicable Payment Date, is entitled under the terms of such Class A Note to a distribution thereon. "Indenture" means the Indenture relating to the Class A Notes by and among Wachovia Asset Securitization, Inc. 2003-HE2 Trust, as Issuer, Wachovia Bank, National Association, as Paying Agent, and U.S. Bank National Association, as Indenture Trustee, dated as of July 2, 2003. "Insurance Agreement" means the Insurance and Indemnity Agreement, among Financial Guaranty, Wachovia Bank, National Association, as Seller, as Servicer and as Paying Agent, Wachovia Asset Securitization, Inc., as Depositor, Wachovia Asset Securitization, Inc. 2003-HE2 Trust, as Issuer, and the Indenture Trustee. "Servicing Agreement" means the Servicing Agreement relating to the Class A Notes by and among Wachovia Bank, National Association, as Servicer and as Paying Agent, Wachovia Asset Securitization, Inc. 2003-HE2 Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, dated as of July 2, 2003.

In the event that payments under any Class A Note are accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on such Class A Note on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty; it being understood that a payment shortfall in respect of the redemption of any Class A Note by reason of the repurchase of the Trust Estate pursuant to Section 8.08 of the Servicing Agreement does not constitute acceleration for the purposes hereof.

IN WITNESS WHEREOF, Financial Guaranty has caused this Surety Bond to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.

President                                 Authorized Representative

Effective Date:  July 2, 2003

                                       A-1

                                    EXHIBIT A

                              NOTICE OF NONPAYMENT
                    AND DEMAND FOR PAYMENT OF INSURED AMOUNTS

To:        Financial Guaranty Insurance Company
           125 Broadway
           New York, New York 10017

           (212) 312-3000

           Attention:     General Counsel

           Telephone: (212) 312-3000
           Telecopier:  (212) 312-3220

Re: Wachovia Asset Securitization, Inc. Asset-Backed Notes, Series 2003-HE2, Class A-I-1 (the "Class A-I-1 Notes") and Class A-II-1 and Class A-II-2 Notes (together, the "Class A-II Notes" and, together with the Class A-I-1 Notes, the "Class A Notes")

           Policy No.  03030018 (the "Surety Bond")

Payment Date:   ___________________________

We refer to that certain Indenture, dated as of July 2, 2003, by and among Wachovia Asset Securitization, Inc. 2003-HE2 Trust, as Issuer, Wachovia Bank, National Association, as Paying Agent, and U.S. Bank National Association, as Indenture Trustee (the "Indenture"), relating to the above referenced Class A Notes. All capitalized terms not otherwise defined herein or in the Surety Bond shall have the same respective meanings assigned to such terms in the Indenture.

(a) The Indenture Trustee has determined under the Indenture that in respect of the Payment Date:

     (1) The insured portion of the distribution on the Class A Notes in respect of the Payment Date that is due to be received on the Payment Date specified above under the Indenture, is equal to $___________, consisting of:

          (A) (i) $______________ in respect of interest on the [Class A-I-1] Notes, which is calculated as the amount by which

               (x) $_____________, constituting the aggregate amount of accrued interest on the [Class A-I-1] Notes at the applicable Note Rate(s) ((i) excluding any Relief Act Shortfalls and (ii) net of any Interest Shortfalls and of any amounts payable under the related Yield Maintenance Agreement, for the Payment Date (amounts paid under the related Yield Maintenance Agreement in respect of the Payment Date totaled $___________); exceeds

               (y) $_____________, representing the amount available for interest distributions on the [Class A-I-1] Notes on the Payment Date (including without limitation, from amounts on deposit in the Note Payment Account, but not including amounts payable under the Policy or the related Yield Maintenance Agreement); and

                    (ii)$______________ in respect of interest on the [Class A-II] Notes, which is calculated as the amount by which

               (x) $_____________, constituting the aggregate amount of accrued interest on the [Class A-II] Notes at the applicable Note Rate(s) ((i) excluding any Relief Act Shortfalls and (ii) net of any Interest Shortfalls and of any amounts payable under the related Yield Maintenance Agreement, for the Payment Date (amounts paid under the related Yield Maintenance Agreement in respect of the Payment Date totaled $___________); exceeds

               (y) $_____________, representing the amount available for interest distributions on the [Class A-II] Notes on the Payment Date (including without limitation, from amounts on deposit in the Note Payment Account, but not including amounts payable under the Policy or the related Yield Maintenance Agreement); and

     (B) $ ___________ in respect of principal of the Class A Notes, which is calculated, after taking into account all amounts available under the Indenture on the Payment Date (including without limitation, from amounts on deposit in the Note Payment Account, but not including amounts payable under the Policy or the Yield Maintenance Agreements), to reduce the Note Balance or to increase the amounts on deposit in the Funding Accounts, as the amount by which (i) the Note Balance of all Class A Notes at the close of business on such Payment Date (which equals $__________) exceeds (ii) the sum of the Pool Balance (which equals $____________) and the amounts on deposit in the Funding Accounts (which equal $_______________), in each case as of the close of business on the last day of the related Collection Period.

     (2) [The amount to be paid to the Holders of the Class A Notes on the Final Payment Date, which occurs on _____________, is $____________.]

     (3) The amounts available in the Note Payment Account (excluding amounts payable under the related Yield Maintenance Agreement) to be distributed on such Payment Date on the [Class A-I-1] [Class A-II] Notes pursuant to the Indenture in payment of the items identified in items (1) and (2) above, as reduced by any portion thereof that has been deposited in the Note Payment Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code), is $_______________.

     Please be advised that, accordingly, a Deficiency Amount exists for the Payment Date identified above for the [Class A] [Class A-I-1] [Class A-II] Notes in the amount of $__________. This Deficiency Amount constitutes an Insured Amount payable by the Insurer under the Surety Bond.

[In addition, attached hereto is a copy of the Final Order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent and other documents required by the Surety Bond in respect of Preference Amounts. The amount of the Preference Amount is $______________. This Preference Amount constitutes an Insured Amount payable by the Insurer under the Surety Bond.]

Accordingly, pursuant to the Indenture, this statement constitutes a notice for payment of an Insured Amount by the Insurer in the amount of $_______________ under the Surety Bond.

(b) No payment claimed hereunder is in excess of the amount payable under the Surety Bond.

     The amount requested in this Notice should be paid to: [Payment
Instructions]

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

     IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Notice of Nonpayment and Demand for Payment of Insured Amounts this _____ day of
______________________.

                          ----------------------------------------,
                          as Indenture Trustee

                          By:  ___________________________________

                          Title:

-----------------------------------